Exhibit 99.1

DLife

Decentral Life, Inc. (OTC: WDLF)

10-K Earnings Report

Decentral Life (OTC: WDLF) Announces Record Growth in 2022 Earnings Report

Increasing annual sales by 323% year-over-year while decreasing operating expenses by 60% year-over-year from 2021.

Greenwood Village, CO, April 3, 2023 — Decentral Life, Inc. (OTC: WDLF), a Technology Business Incubator (TBI) that provides Blockchain and AI technology to companies that participate in its TBI program, has announced in their 2022 Earnings Report that they’ve increase sales year-over-year by 323%.

“Our annual revenue for 2021 was $292,139 compared to $944,413 in 2022,” noted Decentral Life’s CEO, Ken Tapp. “In addition to significantly increasing sales and revenue for 2022, we’ve successfully decreased operating expenses by 60% year-over-year from $654K in 2021 to just $260K in 2022,” added CEO Tapp.

As a result of the foregoing, Decentral Life generated a profit from continuing operation of $727,386 in net income during the year ended December 31, 2022, in comparison to a loss of $2,091,687 during the year ended December 31, 2021. That is an increase in annual net income by nearly 400%.

About Decentral Life, Inc.

Decentral Life is a SaaS company providing Blockchain and AI technology through license agreements, that operates a Technology Business Incubator (TBI) provides tech start-ups with executive leadership and consulting, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their customer base and usership.

Since the formation of the company in January of 2013, the TBI program has aided in the launch of niche industry social network and ecommerce marketplaces that service the tens of millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, motor sports, travel, hunting, fishing, and camping.

For more information, visit our website @ https://www.WDLF.ai/

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified using the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations, and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations, or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. No information in this press release should be construed as any indication whatsoever of our future financial results, revenues, or stock price. Readers of this press release should not place undue reliance upon the sales increases as they should be judged against our entire financial results for our fiscal year 2022 included in our Form 10-K that was filed with the SEC on March 23, 2023.

Todd Markey
Investor Relations
Decentral Life, Inc.
ir@WDLF.ai
1-855-933-3277